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                                                                    EXHIBIT 5.1

                     [LETTERHEAD OF ANDREWS & KURTH L.L.P.]





                                                             June 15, 1999

Board of Directors
Santa Fe Snyder Corporation
1616 S. Voss, 10th Floor
Houston, Texas 77056

Ladies and Gentlemen:

     We have acted as counsel to Santa Fe Snyder Corporation, a Delaware corporation (the "Company"), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-3 filed by the Company with the Commission on May 11, 1999 (the "Registration Statement"), for the purpose of registering under the Act, among other securities, senior debt securities of the Company; and (ii) the preparation of a prospectus supplement dated June 11, 1999 (the "Prospectus Supplement") in connection with the issuance of $125,000,000 aggregate principal amount of 8.05% Senior Notes Due 2004 of the Company (the "Senior Notes").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, and the Prospectus Supplement, (ii) the Company's Restated Certificate of Incorporation and By-laws, each as amended to date, and (iii) the Indenture relating to the Company's senior debt securities, dated as of June 1, 1999, and the form of First Supplemental Indenture thereto, to be dated as of June 14, 1999 (collectively, the "Indenture"), between the Company and The Bank of New York, as trustee. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law as we have deemed appropriate, as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, (iii) the authenticity of the originals of such documents and (iv) as to the forms of all documents in respect of which forms were filed with the Commission or incorporated by reference as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms



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Santa Fe Snyder Corporation
June 15, 1999
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thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. We have assumed that the Senior Notes and the Indenture, when executed, will be executed in substantially the forms reviewed by us. In addition, we have assumed the receipt by each person to whom a Senior Note is to be issued (collectively, the "Senior Note Holders") of a certificate for such Senior Note or of a global certificate by the Depository Trust Company, acting as agent, and the payment for the Senior Note so acquired, in accordance with the Registration Statement, and that the Senior Notes are issued and sold to the Senior Note Holders in accordance with the Registration Statement. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company and others. We have further assumed that the Registration Statement and any amendments thereto (including post-effective amendments) have become effective.

     Based upon and subject to the foregoing and to other qualifications and limitations set forth herein, we are of the opinion that when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly executed and delivered, and (ii) the Senior Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement:

           (A) the Indenture will be a valid and legally binding instrument of the Company, and

           (B) the Senior Notes will be legally issued and will constitute valid and legally binding obligations of the Company.

     The opinion expressed above with respect to the legally binding effect of the Indenture and the Senior Notes is subject, as to enforceability, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and other laws affecting creditors' rights generally from time to time and to general principles of equity, (regardless of whether considered in a proceeding in equity or at law); commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; the power of the courts to award damages in lieu of equitable remedies; and the limitations imposed by rights to indemnification and contribution thereunder may be limited by Federal or state securities laws or public policy underlying such laws on any right to indemnification or contribution contained in the Indenture and the Senior Notes.



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Santa Fe Snyder Corporation
June 15, 1999
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     We express no opinion other than as to the federal laws of the United
States of America to the extent specifically referred to herein, the laws of the State of New York and the Delaware General Corporation Law (without regard to the decisional case law of Delaware). We hereby consent to the reference to us under the caption "Legal Opinions" in the Prospectus dated June 4, 1999 and under the caption "Legal Matters" in the Prospectus Supplement dated June 11, 1999 which form a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Commission relating thereto.


                                               Very truly yours,

                                               /s/ Andrews & Kurth L.L.P.




1198/1173/2677/2716